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                                                     Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Post-Effective Amendment No. 8 to Registration Statement (No. 333-16157) of WesMark Funds (comprised of the following portfolios: WesMark West Virginia Municipal Bond Fund, WesMark Growth Fund, WesMark Bond Fund, and WesMark Balanced Fund) of our report dated March 22, 2000, appearing in the Prospectus, which is part of Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 24, 2000

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